Exhibit 99.1

NEWS RELEASE

For Immediate Release
October 17, 2007

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income for the third quarter of $12.7 million or $0.76 per diluted share compared to $13.6 million or $0.77 per diluted share in the third quarter of 2006.  For the third quarter of 2007, the Company achieved a return on assets of 2.03%, a return on equity of 17.2%, a net interest margin of 4.32%, and an efficiency ratio of 46.9%.

The decrease in net income from the quarter ended September 30, 2006 was partially attributable to a $1.0 million decrease in non-interest income.  During the third quarter of 2006, the Company recognized a gain of $3.6 million from the sale of its retail credit card portfolio.  In response to the credit card sale, the Company repositioned its balance sheet in the third quarter of 2006 by selling approximately $55 million of investment securities that resulted in a loss of $2.1 million.

Charles Hageboeck, Chief Executive Officer and President, noted, “City’s performance continues to be strong, albeit in a difficult operating environment characterized by slower growth, declining net interest margins, and deteriorating asset quality.  Despite the decline in net income, the Company remains one of the most profitable banks in the industry with return on assets of 2.03%, and asset quality remains strong.  The two largest sources of non-interest income – branch service charges and insurance revenues – both showed solid growth in the third quarter, and the Company has continued to recruit additional talent to strengthen our ability to compete, and to grow effectively in our markets.  Although the Company’s nonperforming assets increased during the quarter, our low levels of net charge-offs excluding overdraft depository accounts remained steady at 0.05% (this ratio has not exceeded 0.20% since the quarter ended December 31, 2005) and past due loans remain low at only 0.45% of total loans.  During the quarter, the Company was able to repurchase 436,800 shares of its common stock and maintain its strong tangible equity to tangible assets ratio of 9.6% at September 30, 2007.”

Net Interest Income

The Company’s tax equivalent net interest income decreased $1.3 million, or 5.1%, from $25.7 million during the third quarter of 2006 to $24.4 million during the third quarter of 2007.  This decrease is attributable to two factors.  First, the Company experienced a decrease of $0.3 million in interest income from previously securitized loans in the third quarter of 2007 as compared to the third quarter of 2006 as the average balance of these loans decreased 54.5%.  The decrease in average balances was partially mitigated by an increase in the yield on these loans from 43.2% for the third quarter of 2006 to 82.9% for the third quarter of 2007 (see Previously Securitized Loans).

Secondly, the Company’s reported net interest margin experienced compression to 4.32% in the third quarter of 2007 as compared to 4.51% in the third quarter of 2006.  The Company’s net interest margin exclusive of Previously Securitized Loans decreased from 4.20% for the third quarter of 2006 to 4.03% for the third quarter of 2007 and resulting in the reduction of approximately $1.0 million in net interest income. The average yield on the Company’s loans (net of Previously Securitized Loans) decreased from 7.14% in the third quarter of 2006 to 7.10% in the third quarter of 2007, while the average cost of interest bearing liabilities increased from 3.04% in the third quarter of 2006 to 3.26% in the third quarter of 2007. The increase in the average cost of interest bearing liabilities can in turn be linked to an increase in the cost of time deposits of 39 basis points between the third quarters of 2006 and 2007.

Credit Quality

At September 30, 2007, the Allowance for Loan Losses (“ALLL”) was $17.0 million or 0.99% of total loans outstanding and 87% of non-performing loans compared to $16.6 million or 0.96% of loans outstanding and 145% of non-performing loans at June 30, 2007, and $15.4 million or 0.92% of loans outstanding and 385% of non-performing loans at December 31, 2006.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.2 million in the third quarter of 2007 and the third quarter of 2006.  The Company’s provision reflects difficulties encountered by two of the Company’s borrowers and the downgrade of their related credits and management’s assessment of these difficulties. Additionally, the provision reflects an increase in the average balances of overdraft depository accounts during the quarter ended September 30, 2007.  Changes in the amount of the provision and related allowance are based on the Company’s detailed methodology and are directionally consistent with changes in credit quality, growth, and changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio.

While certain of the Company’s loans have been placed on non-performing status, the quality of the Company’s remaining loan portfolio, as reflected in past-due trends, has improved.  Total past due loans have declined 22% from $9.9 million at December 31, 2006 to $7.7 million at September 30, 2007.  This improvement has been primarily in commercial loans (down $1.8 million or 85%) from December 31, 2006.

The Company had net charge-offs of $0.8 million for the third quarter of 2007, with depository accounts representing $0.6 million (or approximately 76%) of this total. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges and has been steadily growing as the core base of checking accounts has grown.  Net charge-offs on residential loans were $0.2 million, while commercial and installments loans experienced no net charge-offs for the quarter ended September 30, 2007.  The increase in charge-offs on residential loans was primarily related to three credits (that had been appropriately considered in establishing the allowance for loan losses in prior periods).  Trends with respect to net charge-offs are positive, with annualized net charge-offs related to loans (excluding overdrafts) of 0.08% for year-to-date 2007, as compared with 0.11% for 2006 and 0.22% for 2005.  The positive trend in net charge-offs is attributable to declines in balances of loans originated prior to 2002 (including loans acquired as part of the Classic Bancshares acquisition).  At September 30, 2007, balances of loans written subsequent to 2002 comprise approximately 76% of total loan balances.

The Company’s ratio of non-performing assets to total loans and other real estate owned increased from 0.71% at June 30, 2007 to 1.22% at September 30, 2007 as a result of the downgrade of the credit relationships discussed earlier, but continues to compare favorably to that of our peer group (bank holding companies with total assets between $1 and $5 billion), which reported average non-performing assets as a percentage of loans and other real estate owned of 0.98% for the most recently reported quarter ended June 30, 2007.  The composition of the Company’s loan portfolio, which is weighted more heavily toward residential mortgage loans and less towards non-real estate secured commercial loans than that of our peers, has allowed us to maintain a lower allowance in comparison to peers.

 Non-interest Income

Net of investment security gains/(losses) and the gain from the sale of the Company’s retail credit card portfolio, non-interest income increased $0.5 million to $13.8 million in the third quarter of 2007 as compared to $13.3 million in the third quarter of 2006.  The largest source of non-interest income is service charges from depository accounts, which increased $0.4 million, or 3.3%, from $10.8 million during the third quarter of 2006 to $11.2 million during the third quarter of 2007.  Insurance commission revenues increased $0.6 million, or 114.3% due to the hiring of additional staff by City Insurance to provide worker’s compensation insurance to West Virginia businesses and to bolster the Company’s team of insurance agents focused on selling directly to retail customers.  Partially off-setting these increases was a decrease in other income of $0.4 million due to lower credit card fee income as a result of the sale of the retail credit card portfolio during the third quarter of 2006 and the sale of the merchant credit card processing agreements during the first quarter of 2007.

Non-interest Expenses

Net of charges related to the redemption of $6.0 million of the Company’s trust preferred securities, non-interest expenses increased $0.3 million (or 1.7%) to $18.0 million in the third quarter of 2007 as compared to $17.7 million in the third quarter of 2006.  Salaries and employee benefits increased $0.6 million, or 6.6%, from the third quarter of 2006 due to additional staffing while bankcard expenses increased $0.1 million, or 28.5%, due to increased usage by customers.  These increases were essentially offset by decreases in other expenses of $0.3 million, or 13.2% due to the sales of the retail and merchant credit card portfolios.

Income Tax Expense

The Company’s effective income tax rate decreased from 34.9% for the quarter ended September 30, 2006 to 32.4% for the quarter ended September 30, 2007.  This decrease was attributable to an increase in tax-exempt loan income, lower pre-tax earnings, and realization of $0.2 million of previously unrecognized tax positions during the third quarter of 2007.

Previously Securitized Loans

At September 30, 2007, the Company reported “Previously Securitized Loans” of $8.3 million compared to $10.3 million at June 30, 2007, $15.6 million at December 31, 2006, and $18.5 million at September 30, 2006, respectively.  The balance of previously securitized loans has decreased 19.4%, 46.7%, and 55.1% from June 30, 2007, December 31, 2006, and September 30, 2006, respectively.  The yield on the previously securitized loans was 82.9% for the quarter ended September 30, 2007, compared to 66.4% for the quarter ended June 30, 2007, 46.6% for the quarter ended December 31, 2006, and 43.2% for the quarter ended September 30, 2006.  The yield on the previously securitized loans has increased due to improved cash flows as net default rates have been less than previously estimated.  The default rates have decreased as a result of the Company’s assumption of the servicing of all of the pool balances during the second quarter of 2005.  Subsequent to our assumption of the servicing of these loans, the Company has experienced net recoveries but does not believe that the trend of net recoveries can be sustained indefinitely.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 86.7% and the loan to asset ratio was 69.0% at September 30, 2007.  The Company maintained investment securities totaling 18.9% of assets as of September 30, 2007.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 42.5% of assets at September 30, 2007.  Time deposits fund 37.0% of assets at September 30, 2007, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. With respect to regulatory capital, at September 30, 2007, the Company’s Leverage Ratio is 10.38%, the Tier I Capital ratio is 14.84%, and the Total Risk-Based Capital ratio is 15.83%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

During the quarter ended September 30, 2007, the Company repurchased 436,800 common shares at a weighted average price of $34.49.  On August 21, 2007, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common shares (approximately 6% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders.  No time limit was placed on the duration of the share repurchase program.  As part of this authorization, the Company rescinded the previous share repurchase program plan approved in December 2006.  The Company had repurchased 890,600 shares under the December 2006 Stock Repurchase Plan.  The Company’s tangible equity ratio was 9.6% at September 30, 2007 compared with a tangible equity ratio of 10.0% at December 31, 2006.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southeastern Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates or decreased prepayments on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (12) the Company may experience difficulties growing loan and deposit balances.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Percent
	2007	2006	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$24,448	$25,750	(5.06)%
Net Income	12,714	13,620	(6.65)%
Earnings per Basic Share	0.76	0.78	(2.56)%
Earnings per Diluted Share	0.76	0.77	(1.30)%

Key Ratios (percent):
Return on Average Assets	2.03%	2.17%	(6.22)%
Return on Average Equity	17.19%	18.56%	(7.38)%
Net Interest Margin	4.32%	4.51%	(4.36)%
Efficiency Ratio	46.94%	42.39%	10.72%
Average Shareholders' Equity to Average Assets	11.82%	11.67%	1.27%

Consolidated Risk Based Capital Ratios (a):
Tier I	14.84%	14.99%	(1.00)%
Total	15.83%	15.87%	(0.25)%

Average Tangible Equity to Average Tangible Assets	9.59%	9.69%	(1.06)%

Common Stock Data:
Cash Dividends Declared per Share	$0.31	$0.28	10.71%
Book Value per Share	17.68	16.99	3.63%
Tangible Book Value per Share	14.14	13.68	3.37%
Market Value per Share:
High	39.59	40.19	(1.49)%
Low	31.16	35.42	(12.03)%
End of Period	36.41	39.87	(8.68)%

Price/Earnings Ratio (b)	11.98	12.78	(6.27)%
	Nine Months Ended September 30,		Percent
	2007	2006	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$73,683	$78,025	(5.56)%
Net Income	38,267	40,247	(4.92)%
Earnings per Basic Share	2.24	2.27	(1.32)%
Earnings per Diluted Share	2.24	2.26	(0.88)%

Key Ratios (percent):
Return on Average Assets	2.03%	2.13%	(5.00)%
Return on Average Equity	16.79%	18.25%	(8.00)%
Net Interest Margin	4.35%	4.60%	(5.49)%
Efficiency Ratio	45.83%	43.88%	4.46%
Average Shareholders' Equity to Average Assets	12.06%	11.68%	3.26%

Common Stock Data:
Cash Dividends Declared per Share	$0.93	$0.84	10.71%
Market Value per Share:
High	41.54	40.19	3.36%
Low	31.16	34.53	(9.76)%

(a) September 30, 2007 risk-based capital ratios are estimated
(b) September 30, 2007 price/earnings ratio computed based on annualized third quarter 2007 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2003	$10.10	$10.74	$11.03	$11.46	$25.50	$37.15
2004	12.09	11.89	12.70	13.03	27.30	37.58
2005	13.20	15.56	15.99	16.14	27.57	39.21
2006	16.17	16.17	16.99	17.46	34.53	41.87
2007	17.62	17.40	17.68		31.16	41.54

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2003	$0.56	$0.73	$0.69	$0.64	$2.62
2004	0.66	0.80	0.66	0.67	2.79
2005	0.70	0.72	0.73	0.72	2.87
2006	0.71	0.78	0.78	0.74	3.00
2007	0.76	0.72	0.76		2.24

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2003	$0.55	$0.72	$0.68	$0.63	$2.58
2004	0.65	0.79	0.65	0.66	2.75
2005	0.69	0.71	0.72	0.72	2.84
2006	0.71	0.77	0.77	0.74	2.99
2007	0.76	0.72	0.76		2.24

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2007	2006

Interest Income
Interest and fees on loans	$32,721	$31,774
Interest on investment securities:
Taxable	6,024	6,870
Tax-exempt	415	437
Interest on loans held for sale	-	122
Interest on deposits in depository institutions	171	452
Interest on federal funds sold	266	92
Total Interest Income	39,597	39,747

Interest Expense
Interest on deposits	13,190	11,782
Interest on short-term borrowings	1,758	1,343
Interest on long-term debt	426	1,108
Total Interest Expense	15,374	14,233
Net Interest Income	24,223	25,514
Provision for loan losses	1,200	1,225
Net Interest Income After Provision for Loan Losses	23,023	24,289

Non-Interest Income
Investment securities losses	(1)	(2,067)
Service charges	11,192	10,833
Insurance commissions	1,127	526
Trust and investment management fee income	523	572
Bank owned life insurance	596	561
Gain on sale of credit card portfolio	-	3,563
Other income	377	778
Total Non-Interest Income	13,814	14,766

Non-Interest Expense
Salaries and employee benefits	9,307	8,733
Occupancy and equipment	1,600	1,602
Depreciation	1,160	1,061
Professional fees	416	379
Postage, delivery, and statement mailings	641	765
Advertising	801	810
Telecommunications	438	498
Bankcard expenses	623	485
Insurance and regulatory	364	384
Office supplies	472	417
Repossessed asset (gains) losses, net of expenses	(47)	20
Loss on early extinguishment of debt	-	379
Other expenses	2,256	2,600
Total Non-Interest Expense	18,031	18,133
Income Before Income Taxes	18,806	20,922
Income tax expense	6,092	7,302
Net Income	$12,714	$13,620

Basic earnings per share	$0.76	$0.78
Diluted earnings per share	$0.76	$0.77
Average Common Shares Outstanding:
Basic	16,714	17,557
Diluted	16,767	17,619

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Nine months ended September 30,
	2007	2006

Interest Income
Interest and fees on loans	$96,131	$91,788
Interest on investment securities:
Taxable	19,709	21,618
Tax-exempt	1,270	1,359
Interest on loans held for sale	-	322
Interest on deposits in depository institutions	401	1,018
Interest on federal funds sold	815	92
Total Interest Income	118,326	116,197

Interest Expense
Interest on deposits	38,978	31,503
Interest on short-term borrowings	4,965	3,795
Interest on long-term debt	1,383	3,607
Total Interest Expense	45,326	38,905
Net Interest Income	73,000	77,292
Provision for loan losses	3,700	2,900
Net Interest Income After Provision for Loan Losses	69,300	74,392

Non-Interest Income
Investment securities gains (losses)	45	(2,067)
Service charges	32,681	31,597
Insurance commissions	2,971	1,661
Trust and investment management fee income	1,529	1,642
Bank owned life insurance	1,877	1,776
Gain on sale of credit card merchant agreements	1,500	3,563
Other income	1,252	2,445
Total Non-Interest Income	41,855	40,617

Non-Interest Expense
Salaries and employee benefits	27,275	26,129
Occupancy and equipment	4,762	4,825
Depreciation	3,339	3,182
Professional fees	1,204	1,345
Postage, delivery, and statement mailings	1,988	2,098
Advertising	2,533	2,339
Telecommunications	1,352	1,499
Bankcard expenses	1,737	1,486
Insurance and regulatory	1,132	1,153
Office supplies	1,369	1,171
Repossessed asset (gains), net of expenses	(52)	(105)
Loss on early extinguishment of debt	-	661
Other expenses	6,514	7,402
Total Non-Interest Expense	53,153	53,185
Income Before Income Taxes	58,002	61,824
Income tax expense	19,735	21,577
Net Income	$38,267	$40,247

Basic earnings per share	$2.24	$2.27
Diluted earnings per share	$2.24	$2.26
Average Common Shares Outstanding:
Basic	17,057	17,759
Diluted	17,116	17,817

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2007	September 30, 2006

Balance at July 1	$294,783	$284,120

Net income	12,714	13,620
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	2,201	4,188
Change in unrealized gain on interest rate floors	2,050	1,465
Cash dividends declared ($0.31/share)	(5,105)	-
Cash dividends declared ($0.28/share)	-	(4,916)
Issuance of stock award shares, net	54	284
Exercise of 7,928 stock options	-	228
Excess tax benefits on stock compensation	-	27
Purchase of 436,800 common shares of treasury	(14,977)	-
Purchase of 18,000 common shares of treasury	-	(689)
Balance at September 30	$291,720	$298,327

	Nine Months Ended
	September 30, 2007	September 30, 2006

Balance at January 1	$305,307	$292,141

Cumulative effect of adopting FIN 48	(125)	-
Net income	38,267	40,247
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	83	277
Change in unrealized gain on interest rate floors	1,050	453
Cash dividends declared ($0.93/share)	(15,703)	-
Cash dividends declared ($0.84/share)	-	(14,823)
Issuance of stock award shares, net	372	471
Exercise of 7,300 stock options	154	-
Exercise of 39,935 stock options	-	653
Excess tax benefits on stock compensation	3	222
Purchase of 1,017,000 common shares of treasury	(37,688)	-
Purchase of 590,053 common shares of treasury	-	(21,314)
Balance at September 30	$291,720	$298,327

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Sept. 30	June 30	March 31	Dec. 31	Sept. 30
	2007	2007	2007	2006	2006

Interest income	$39,597	$39,530	$39,198	$39,925	$39,747
Taxable equivalent adjustment	224	231	230	228	236
Interest income (FTE)	39,821	39,761	39,428	40,153	39,983
Interest expense	15,374	15,196	14,756	14,820	14,233
Net interest income	24,447	24,565	24,672	25,333	25,750
Provision for loan losses	1,200	1,600	900	901	1,225
Net interest income after provision
for loan losses	23,247	22,965	23,772	24,432	24,525

Noninterest income	13,814	13,689	14,371	13,586	14,766
Noninterest expense	18,031	17,525	17,616	18,099	18,133
Income before income taxes	19,030	19,129	20,527	19,919	21,158
Income tax expense	6,092	6,576	7,066	6,752	7,302
Taxable equivalent adjustment	224	231	230	228	236
Net income	$12,714	$12,322	$13,231	$12,939	$13,620

Basic earnings per share	$0.76	$0.72	$0.76	$0.74	$0.78
Diluted earnings per share	0.76	0.72	0.76	0.74	0.77
Cash dividends declared per share	0.31	0.31	0.31	0.28	0.28

Average Common Share (000s):
Outstanding	16,714	17,100	17,369	17,535	17,557
Diluted	16,767	17,158	17,424	17,601	17,619

Net Interest Margin	4.32%	4.32%	4.41%	4.43%	4.51%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2007	2007	2007	2006	2006

Non-Interest Income:
Service charges	$11,192	$11,426	$10,063	$10,962	$10,833
Insurance commissions	1,127	832	1,012	675	526
Trust and investment management fee income	523	437	568	498	572
Bank owned life insurance	596	585	696	576	561
Other income	377	364	513	803	778
Subtotal	13,815	13,644	12,852	13,514	13,270
Investment securities (losses) gains	(1)	45	-	72	(2,067)
Gain on sale of credit card merchant agreements	-	-	1,500	-	3,563
Total Non-Interest Income	$13,814	$13,689	$14,352	$13,586	$14,766

Non-Interest Expense:
Salaries and employee benefits	$9,307	$8,912	$9,057	$8,354	$8,733
Occupancy and equipment	1,600	1,525	1,637	1,655	1,602
Depreciation	1,160	1,109	1,070	1,037	1,061
Professional fees	416	385	403	415	379
Postage, delivery, and statement mailings	641	569	777	735	765
Advertising	801	880	852	876	810
Telecommunications	438	460	455	549	498
Bankcard expenses	623	597	518	478	485
Insurance and regulatory	364	383	385	375	384
Office supplies	472	442	455	408	417
Repossessed asset (gains) losses, net of expenses	(47)	9	(14)	6	20
Loss on early extinguishment of debt	-	-	-	708	379
Other expenses	2,256	2,254	2,002	2,503	2,600
Total Non-Interest Expense	$18,031	$17,525	$17,597	$18,099	$18,133

Employees (Full Time Equivalent)	808	807	791	779	767
Branch Locations	68	68	68	67	67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	September 30	December 31
	2007	2006
	(Unaudited)
Assets
Cash and due from banks	$55,695	$58,014
Interest-bearing deposits in depository institutions	17,248	27,434
Federal funds sold	20,000	25,000
Cash and cash equivalents	92,943	110,448

Investment securities available-for-sale, at fair value	434,053	472,398
Investment securities held-to-maturity, at amortized cost	35,935	47,500
Total investment securities	469,988	519,898

Gross Loans	1,719,776	1,677,469
Allowance for loan losses	(16,980)	(15,405)
Net loans	1,702,796	1,662,064

Bank owned life insurance	56,868	55,195
Premises and equipment	51,561	44,689
Accrued interest receivable	12,255	12,337
Net deferred tax assets	23,369	23,652
Intangible assets	58,328	58,857
Other assets	23,740	20,667
Total Assets	$2,491,848	$2,507,807

Liabilities
Deposits:
Noninterest-bearing	$299,819	$321,038
Interest-bearing:
Demand deposits	412,479	422,925
Savings deposits	347,810	321,075
Time deposits	922,567	920,179
Total deposits	1,982,675	1,985,217
Short-term borrowings	165,787	136,570
Long-term debt	21,853	48,069
Other liabilities	29,813	32,644
Total Liabilities	2,200,128	2,202,500

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at September 30, 2007 and December 31, 2006
less 1,995,895 and 1,009,095 shares in treasury, respectively	46,249	46,249
Capital surplus	103,475	104,043
Retained earnings	216,652	194,213
Cost of common stock in treasury	(70,260)	(33,669)
Accumulated other comprehensive (loss):
Unrealized loss on securities available-for-sale	(2,566)	(2,649)
Unrealized gain (loss) on derivative instruments	840	(210)
Underfunded pension liability	(2,670)	(2,670)
Total Accumulated Other Comprehensive (Loss)	(4,396)	(5,529)
Total Stockholders' Equity	291,720	305,307
Total Liabilities and Stockholders' Equity	$2,491,848	$2,507,807

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2007	2007	2007	2006	2006

Residential real estate	$600,094	$601,045	$596,412	$598,502	$604,867
Home equity	338,161	330,203	324,653	321,708	318,666
Commercial, financial, and agriculture	666,960	681,388	663,183	673,719	693,933
Loans to depository institutions	60,000	60,000	50,000	25,000	20,000
Installment loans to individuals	46,244	47,397	44,756	42,943	41,215
Previously securitized loans	8,317	10,321	12,744	15,597	18,520
Gross Loans	$1,719,776	$1,730,354	$1,691,748	$1,677,469	$1,697,201

CITY HOLDING COMPANY AND SUBSIDIARIES
Previously Securitized Loans
(Unaudited) ($ in millions)
			Annualized	Effective
		December 31	Interest	Annualized
	Year Ended:	Balance (a)	Income (a)	Yield (a)

	2005	$30.3	$11.4	27%
	2006	15.6	9.4	42%
	2007	7.5	7.2	74%
	2008	5.4	5.5	83%
	2009	4.0	4.0	83%
	2010	3.4	3.2	83%

a - 2005 and 2006 amounts are based on actual results. 2007 amounts are based on actual results through September 30, 2007 and estimated amounts for the remainder of the year. 2008, 2009, and 2010 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates.  Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended September 30,
		2007			2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$598,954	$9,272	6.14%	$601,686	$8,766	5.78%
Home equity	334,363	6,547	7.77%	315,341	6,389	8.04%
Commercial, financial, and agriculture	679,104	12,776	7.46%	676,271	13,108	7.69%
Loans to depository institutions	60,000	820	5.42%	6,522	88	5.35%
Installment loans to individuals	47,626	1,379	11.49%	42,848	1,219	11.29%
Previously securitized loans	9,220	1,927	82.92%	20,261	2,205	43.18%
Total loans	1,729,267	32,721	7.51%	1,662,929	31,775	7.58%
Securities:
Taxable	442,696	6,024	5.40%	512,083	6,870	5.32%
Tax-exempt	38,810	639	6.53%	40,815	673	6.54%
Total securities	481,506	6,663	5.49%	552,898	7,543	5.41%
Loans held for Sale	-	-	-	4,353	121	11.03%
Deposits in depository institutions	15,184	171	4.47%	35,524	452	5.05%
Federal funds sold	20,870	266	5.06%	7,631	92	4.78%
Total interest-earning assets	2,246,827	39,821	7.03%	2,263,335	39,983	7.01%
Cash and due from banks	51,149			49,801
Bank premises and equipment	50,333			43,205
Other assets	171,478			173,761
Less: Allowance for loan losses	(16,563)			(15,425)
Total assets	$2,503,224			$2,514,677

Liabilities:
Interest-bearing demand deposits	410,907	1,136	1.10%	423,762	1,329	1.24%
Savings deposits	347,055	1,523	1.74%	317,038	1,118	1.40%
Time deposits	923,937	10,530	4.52%	897,761	9,336	4.13%
Short-term borrowings	165,965	1,758	4.20%	136,927	1,342	3.89%
Long-term debt	21,871	426	7.73%	82,082	1,108	5.36%
Total interest-bearing liabilities	1,869,735	15,373	3.26%	1,857,570	14,233	3.04%
Noninterest-bearing demand deposits	309,553			332,494
Other liabilities	28,092			31,076
Stockholders' equity	295,844			293,537
Total liabilities and
stockholders' equity	$2,503,224			$2,514,677
Net interest income		$24,448			$25,750
Net yield on earning assets			4.32%			4.51%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
		2007			2006
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$596,585	$27,144	6.08%	$597,223	$25,630	5.74%
Home equity	328,036	19,091	7.78%	309,007	17,945	7.76%
Commercial, financial, and agriculture	672,331	38,119	7.58%	654,491	36,492	7.45%
Loans to depository institutions	56,410	2,271	5.38%	2,197	89	5.42%
Installment loans to individuals	45,596	3,967	11.63%	49,381	4,211	11.40%
Previously securitized loans	11,583	5,539	63.94%	24,090	7,422	41.19%
Total loans	1,710,541	96,131	7.51%	1,636,389	91,789	7.50%
Securities:
Taxable	482,484	19,709	5.46%	554,884	21,618	5.21%
Tax-exempt	39,789	1,954	6.57%	42,823	2,091	6.53%
Total securities	522,273	21,663	5.55%	597,707	23,709	5.30%
Loans held for sale	-	-	-	3,337	322	12.90%
Deposits in depository institutions	12,823	401	4.18%	28,208	1,018	4.83%
Federal funds sold	20,832	814	5.22%	2,571	92	4.78%
Total interest-earning assets	2,266,469	119,009	7.02%	2,268,212	116,930	6.89%
Cash and due from banks	50,668			51,077
Bank premises and equipment	47,555			42,787
Other assets	170,137			170,710
Less: Allowance for loan losses	(16,114)			(16,135)
Total assets	$2,518,715			$2,516,651

Liabilities:
Interest-bearing demand deposits	423,222	3,777	1.19%	435,505	3,917	1.20%
Savings deposits	340,490	4,259	1.67%	314,057	2,776	1.18%
Time deposits	922,958	30,942	4.48%	864,972	24,810	3.83%
Short-term borrowings	158,250	4,965	4.19%	149,858	3,795	3.39%
Long-term debt	25,368	1,383	7.29%	89,834	3,607	5.37%
Total interest-bearing liabilities	1,870,288	45,326	3.24%	1,854,226	38,905	2.81%
Noninterest-bearing demand deposits	314,744			338,994
Other liabilities	29,803			29,393
Stockholders' equity	303,880			294,038
Total liabilities and
stockholders' equity	$2,518,715			$2,516,651
Net interest income		$73,683			$78,025
Net yield on earning assets			4.35%			4.60%

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2007 (a)	2007	2007	2006	2006

Tier I Capital:
Stockholders' equity	$291,720	$294,783	$303,354	$305,307	$298,327
Goodwill and other intangibles	(58,328)	(58,504)	(58,681)	(58,857)	(59,038)
Accumulated other comprehensive income	4,396	8,647	4,684	2,859	4,109
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	22,000
Unrealized Loss of AFS securities	(94)	-	-	-	-
Excess deferred tax assets	-	(332)	(2,983)	-	-
Total tier I capital	$253,694	$260,594	$262,374	$265,309	$265,398

Total Risk-Based Capital:
Tier I capital	$253,694	$260,594	$262,374	$265,309	$265,398
Qualifying allowance for loan losses	16,980	16,616	16,082	15,405	15,557
Total risk-based capital	$270,674	$277,210	$278,456	$280,714	$280,955

Net risk-weighted assets	$1,709,486	$1,719,589	$1,712,680	$1,734,214	$1,770,458

Ratios:
Average stockholders' equity to average assets	11.82%	12.11%	12.27%	12.14%	11.67%
Tangible capital ratio	9.59%	9.58%	9.79%	10.06%	9.69%
Risk-based capital ratios:
Tier I capital	14.84%	15.15%	15.32%	15.30%	14.99%
Total risk-based capital	15.83%	16.12%	16.26%	16.19%	15.87%
Leverage capital	10.38%	10.52%	10.68%	10.79%	10.81%

(a) September 30, 2007 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	Sept 30	June 30	March 31	Dec 31	Sept 30
	2007	2007	2006	2006	2006

Intangibles, net	$58,328	$58,504	$58,681	$58,857	$59,038
Intangibles amortization expense	176	177	176	181	181

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	Sept. 30	June 30	March 31	Dec. 31	Sept. 30
	2007	2007	2007	2006	2006

Balance at beginning of period	$16,616	$16,083	$15,405	$15,557	$15,268

Charge-offs:
Commercial, financial, and agricultural	-	120	35	844	207
Real estate-mortgage	240	452	111	230	177
Installment loans to individuals	91	60	84	126	165
Overdraft deposit accounts	1,035	956	860	892	1,018
Total charge-offs	1,366	1,588	1,090	2,092	1,567

Recoveries:
Commercial, financial, and agricultural	19	41	148	101	44
Real estate-mortgage	22	15	15	350	64
Installment loans to individuals	89	98	132	118	131
Overdraft deposit accounts	400	367	573	470	392
Total recoveries	530	521	868	1,039	631

Net charge-offs	836	1,067	222	1,053	936
Provision for loan losses	1,200	1,600	900	901	1,225
Balance at end of period	$16,980	$16,616	$16,083	$15,405	$15,557

Loans outstanding	$1,719,776	$1,730,354	$1,691,748	$1,677,469	$1,697,201
Average loans outstanding	1,729,267	1,710,989	1,690,946	1,689,846	1,662,929
Allowance as a percent of loans outstanding	0.99%	0.96%	0.95%	0.92%	0.92%
Allowance as a percent of non-performing loans	86.88%	145.11%	235.75%	384.93%	408.43%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.19%	0.25%	0.05%	0.25%	0.23%
Net charge-offs, excluding overdraft deposit
accounts, (annualized) as a percent of average loans outstanding	0.05%	0.11%	(0.02)%	0.15%	0.07%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2007	2007	2007	2006	2006

Nonaccrual loans	$18,896	$11,194	$6,714	$3,319	$3,359
Accruing loans past due 90 days or more	566	212	108	635	328
Previously securitized loans past due 90 days or more	83	45	-	48	122
Total non-performing loans	19,545	11,451	6,822	4,002	3,809
Other real estate owned, excluding property associated
with previously securitized loans	1,091	624	290	161	499
Other real estate owned associated with previously
securitized loans	405	231	252	20	20
Other real estate owned	1,496	855	542	181	519
Total non-performing assets	$21,041	$12,306	$7,364	$4,183	$4,328

Non-performing assets as a percent of loans and
other real estate owned	1.22%	0.71%	0.44%	0.25%	0.25%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	Sept 30	June 30	March 31	Dec 31	Sept 30
	2007	2007	2007	2006	2006

Residential real estate	$4,500	$3,354	$2,372	$4,534	$4,072
Home equity	1,075	879	999	1,083	1,412
Commercial, financial, and agriculture	311	2,248	1,185	2,082	1,970
Loans to depository institutions	-	-	-	-	-
Installment loans to individuals	279	370	283	389	495
Previously securitized loans	948	799	596	1,110	949
Overdraft deposit accounts	575	692	500	652	548
Total past due loans	$7,688	$8,342	$5,935	$9,850	$9,446